Protalex, Inc.
                      (A Company in the development stage)

                                 BALANCE SHEET
                                  (Unaudited)

                               February 29, 2000

ASSETS

CURRENT ASSETS
  Cash .........................................................      $  51,834
                                                                      ---------
     Total current assets ......................................         51,834

EQUIPMENT

  Computer equipment ...........................................         29,221
  Lab equipment ................................................         12,723
  Office equipment .............................................          3,167
                                                                      ---------
                                                                         45,111
  Less accumulated depreciation ................................         (1,541)
                                                                      ---------

     Net equipment .............................................         43,570

OTHER ASSETS
   Note receivable .............................................        118,547
   Interest receivable .........................................          5,164
   Intellectual technology license
     (stated net of accumulated amortization of $338) ..........         19,962
                                                                      ---------

                                                                        143,673
                                                                      ---------

                                                                      $ 239,077
                                                                      =========

LIABILITIES

CURRENT LIABILITES
  Professional fees payable ....................................      $  16,367
  Interest payable .............................................         16,054
  Related party advance and license fee payable ................         40,000
  Payroll withholding ..........................................          1,391
                                                                      ---------

     Total current liabilities .................................         73,812

LONG TERM LIABILITIES
  Note payable to individual ...................................        368,546
                                                                      ---------

     Total liabilities .........................................        442,358

STOCKHOLDERS' DEFICIT

Common stock, no par value,
  authorized 40,000,000 shares, issued
  and outstanding 9,441,991 shares .............................        309,247
Common stock, contra ...........................................       (368,547)
Deficit accumulated during the
  development stage ............................................       (143,981)
                                                                      ---------

                                                                       (203,281)
                                                                      ---------

                                                                      $ 239,077
                                                                      =========


                                 Protalex, Inc.
                      (A Company in the development stage)

                            Statements of Operations
                                  (Unaudited)

         From Inception (September 17, 1999) through February 29, 2000


                                           Three                    Inception
                                        Months Ended  Period Ended   Through
                                        February 29,  February 29,  February 29,
                                           2000          2000          2000
                                         ---------     ---------     ---------

Revenue
  Interest ...........................   $   2,667     $   5,164     $   5,164

Expenses

  Salaries ...........................      12,331        19,397        19,397
  Professional fees ..................       9,301        52,163        52,163
  Interest ...........................       8,292        16,054        16,054
  Administrative .....................      13,384        16,489        16,489
  Development ........................      37,289        41,001        41,001
  Payroll taxes ......................       1,375         2,162         2,162
  Depreciation and amortization ......       1,795         1,879         1,879
                                         ---------     ---------     ---------

NET LOSS .............................   $ (81,100)    $(143,981)    $(143,981)
                                         =========     =========     =========

  Loss per common share ..............   $    (.01)    $    (.02)    $    (.02)
                                         =========     =========     =========


                                 Protalex, Inc.
                      (A Company in the development stage)

                            Statements of Cash Flows
                                  (Unaudited)

From Inception (September 17, 1999) through February 29, 2000


                                                                     Inception
                                                        Period        Through
                                                      February 29,  February 29,
                                                         2000          2000
                                                       ---------     ---------

Cash flow from operating activities
Net loss ...........................................   $(143,981)    $(143,981)
  Adjustments to reconcile net loss to
    cash used by operating activities
  Depreciation and amortization ....................       1,879         1,879
 (Increase) in interest receivable .................      (5,164)       (5,164)
  Increase in payroll withholding ..................       1,391         1,391
  Increase in interest payable .....................      16,054        16,054
  Increase in professional fees payable ............      16,367        16,367
  Increase in related party advance and
    license fee payable ............................      40,000        40,000
                                                       ---------     ---------
     Net cash used by operating activities .........     (73,454)      (73,454)
                                                       ---------     ---------

Cash flows from investing activities
  Acquisition of intellectual technology
    License-fee portion ............................     (20,000)      (20,000)
  Excess of amounts paid for Public Shell
    over assets acquired to be accounted
    for as a recapitalization ......................    (250,000)     (250,000)
  Note receivable from individual ..................    (118,547)     (118,547)
  Issuance of note payable to individual ...........     368,546       368,546
  Acquisition of equipment .........................     (45,111)      (45,111)
                                                       ---------     ---------

     Net cash used in investing activities .........     (65,112)      (65,112)
                                                       ---------     ---------

Cash flows from financing activities
  Proceeds from stock issuance .....................     190,400       190,400
                                                       ---------     ---------

     Net cash provided by financing activities .....     190,400       190,400
                                                       ---------     ---------

     NET INCREASE IN CASH ..........................      51,834        51,834

Cash, beginning of period ..........................           0             0
                                                       ---------     ---------

Cash, end of period ................................   $  51,834     $  51,834
                                                       =========     =========


                                 Protalex, Inc.
                      (A Company in the development stage)

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)


1. NOTES TO INTERIM  FINANCIAL STATEMENTS


The interim financial data is unaudited, however in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's financial statements filed as part of the Company's October 31, 1999 Form 10-SB. This quarterly report should be read in conjunction with such annual report.

2. GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company is a development stage enterprise and does not have operating revenue nor anticipate generating operating revenue for the foreseeable future. The ability of the Company to continue as a going concern is dependent initially on its ability to raise sufficient investment capital to fund all necessary operations and product development activities. Secondly, the Company must develop products that are regulatory approved and market accepted to generate operating revenue. There is no assurance that these plans will be realized in whole or in part. The financial statements do not
include  any   adjustments   that  might   result  from  the  outcome  of  these
uncertainties.

3. LOSS PER COMMON SHARE

Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period.

4. COMPARABLES

The Company was incorporated on September 17, 1999. Therefore there are no comparable prior periods to present on the statement of operations and cash flows.